                                                                Exhibit 99.1
[Mail-Well logo]

----------------------------------------------------------------------------


For Immediate Release August 4, 2003

                 MAIL-WELL ANNOUNCES SECOND QUARTER RESULTS
          SHOWING SIGNIFICANT YEAR OVER YEAR EARNINGS IMPROVEMENTS

ENGLEWOOD, COLO. (AUGUST 4, 2003) -- Mail-Well, Inc., (NYSE: MWL) announced its results for the second quarter and six-month period ended June 30, 2003. The net loss for the quarter was $2.3 million, or $0.05 per share, and the net income was $0.4 million for the six months of 2003 on sales of $408 million and $835 million respectively, compared to a net loss of $38.2 million or $0.80 per share and $171.6 million or $3.60 per share, on sales of $421 million and $864 million during the same periods of 2002. These results reflect an after tax loss on the disposition of discontinued operations of $0.6 million in the second quarter of 2003. In the three months ended June 30, 2002, Mail-Well's net loss also included a charge for restructuring of $9.3 million, a loss of $8.7 million on debt refinancing, together with impairment losses related to discontinued operations and assets held for sale of $19.3 million, none of which recurred in 2003.

EBITDA for the quarter and the first six months of 2003 was $27.3 million and $58.6 million, respectively, representing improvements of 39% and 20% over the $19.6 million and $48.7 million achieved by ongoing operations in the same periods in 2002. An explanation of the company's use of EBITDA for comparative purposes is provided below.

Net cash provided by operating activities in the quarter ended June 30, 2003 was $33.6 million, reversing the use of cash seen in the first quarter of this year, as expected.

Paul Reilly, Chairman, President and CEO, stated, "The second quarter, which has always been seasonally weaker, produced results in line with our expectations. This was achieved on two percent overall higher sales when excluding the $21 million of sales from the operations that we have divested since last year. The year over year increase in sales and profitability in the Print Segment has continued as expected and has more than offset the drop in volumes and prices experienced in both the Envelope and Printed Office Products segments both of which continue to return EBITDA margins in the double digit range. We continue to expect that the full year 2003 will show EBITDA in a range of $130 to $140 million."

Reilly also stated, "Our focus on Total Customer Solutions and our mobilization effort within all of our units are developing as significant drivers of growth. Additionally, the federal "Do Not Call" program may result in a reallocation of budgets from telemarketing to direct mail to reach prospects and customers. This, together with normal seasonality and our ability to mitigate pricing pressures by reducing costs as a result of previous initiatives, should provide for sequential increase in profitability in the third quarter."

Mail-Well will hold a conference call today, Monday August 4th at 1:00 p.m. Eastern Time (12 noon Central, 11:00 a.m. Mountain, 10:00 a.m. Pacific
Time). To participate in the Mail-Well
conference call, please dial in to 800-693-5698 and provide confirmation code #3743231. Please call 5-7 minutes before the call is to begin. The conference call will also be available via webcast. To listen to the webcast, go to www.mail-well.com or www.streetevents.com or www.companyboardroom.com.

If you are unable to join the Mail-Well conference call, you may access a replay of the call starting Monday, August 4th, 2003 at 4:00 pm Eastern Time until Midnight Eastern Time, Monday, August 11, 2003. To access the replay, please dial 866-219-1444 or 334-420-0862 and reference the confirmation code #374231.

EBITDA (earnings from continuing operations before interest, taxes, depreciation and amortization) should not be considered as an alternative to any measure of operating results as promulgated under accounting principles generally accepted in the United States (such as operating income or net income), nor should it be considered as an indicator of our overall financial performance. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of results. Additionally, our method of calculating EBITDA may be different from the method used by other companies and therefore comparability may be limited. EBITDA has not been provided as a measure of liquidity. The Supplemental Information to the press release includes the Company's Statement of Cash Flows.

We use EBITDA as a supplemental measure of performance because we believe it gives the reader a more complete understanding of our operating results before the impact of investing and financing transactions. The comparison presented is net of certain adjustments made in 2002 for divested operations and restructuring charges. A reconciliation of net income (loss) under GAAP to EBITDA, and a reconciliation of EBITDA as reported to ongoing EBITDA, are presented in the Supplemental Information to this press release.

Mail-Well (NYSE: MWL) specializes in three growing multibillion-dollar market segments in the highly fragmented printing industry: commercial printing, envelopes and printed office products. It holds leading positions in each. Mail-Well currently has approximately 10,000 employees and more than 85 printing facilities and numerous sales offices throughout North America. The company is headquartered in Englewood, Colorado.

AS A PARTICIPANT IN THE CONFERENCE CALL, PLEASE NOTE THE FOLLOWING:
In the prepared remarks, as well as in response to your questions, management may make forward-looking statements. It should be understood that all such statements are subject to various uncertainties and risks that could affect their outcome. Factors which could cause or contribute to such differences include, but are not limited to, the ability to execute strategic initiatives including selling certain assets at favorable prices, economic conditions, product demand and sales, ability to obtain assumed productivity and cost savings, interest rates, foreign currency exchange rates, paper and raw material costs and the ability to pass them through to customers, waste paper prices, postage rates, union relations, competition and competitors' actions, availability of financing, and changes in the direct mail industry. Please refer to the company's 10-K, 10-Qs and other SEC filings for a more detailed discussion of the risks. None of management's statements in the conference call will constitute an offer to sell or a solicitation of an offer to buy Mail-Well securities.

CONTACT:         Mr. Michel P. Salbaing
                 Senior Vice President and Chief Financial Officer
                 MAIL-WELL, INC.
                 (303) 790-8023


NOTE: News Releases and other information on Mail-Well can be accessed at www.mail-well.com


                                    # # #

[Mail-Well logo]


FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(unaudited)
                                                              THREE MONTHS ENDED JUNE 30             SIX MONTHS ENDED JUNE 30
                                                               2003               2002               2003                2002
                                                               ----               ----               ----                ----
CONSOLIDATED RESULTS

Net sales                                                   $ 407,826          $  420,967          $ 835,146          $ 864,449
Gross profit                                                   78,909              78,838            162,796            166,867
Operating income                                               15,625             (27,993)            34,903            (30,929)
Loss from continuing operations                                (1,681)            (38,069)            (1,150)           (65,144)
Gain (loss) on disposal of discontinued operations                581                (153)             1,919             (8,152)
Cumulative effect of change in accounting principle                 -                   -               (322)          (111,748)
Net income (loss)                                           $  (2,262)         $  (38,222)         $     447          $(171,578)

Loss per share from continuing operations -
 assuming dilution                                          $   (0.04)         $    (0.80)         $   (0.02)         $   (1.08)
Income (loss) per share - assuming dilution                 $   (0.05)         $    (0.80)         $    0.01          $   (3.60)

SEGMENT INFORMATION

NET SALES:
  Commercial Printing                                       $ 186,652          $  173,727          $ 384,601          $ 364,482
  Envelope                                                    170,831             195,168            349,902            396,143
  Printed Office Products                                      50,343              52,072            100,643            103,824
    Total                                                   $ 407,826          $  420,967          $ 835,146          $ 864,449

OPERATING INCOME:
  Commercial Printing                                       $   2,693          $   (8,062)         $   4,689          $ (11,963)
  Envelope                                                     13,897              11,453             31,892             18,865
  Printed Office Products                                       4,772               5,114              8,624              8,675
  Corporate services and other charges                         (5,737)            (36,498)           (10,302)           (46,506)
    Total                                                   $  15,625          $  (27,993)         $  34,903          $ (30,929)

EBITDA *:
  Commercial Printing                                       $   8,812          $     (930)         $  17,378          $   2,314
  Envelope                                                     18,613              16,830             41,506             29,829
  Printed Office Products                                       6,118               6,597             11,427             11,816
  Corporate                                                    (6,231)            (10,485)           (11,685)           (15,451)
    Total                                                   $  27,312          $   12,012          $  58,626          $  28,508

OPERATING INCOME MARGINS:
  Commercial Printing                                           1.44%              (4.64%)             1.22%             (3.28%)
  Envelope                                                      8.13%               5.87%              9.11%              4.76%
  Printed Office Products                                       9.48%               9.82%              8.57%              8.36%

EBITDA MARGINS*:
  Commercial Printing                                           4.72%              (0.54%)             4.52%              0.63%
  Envelope                                                     10.90%               8.62%             11.86%              7.53%
  Printed Office Products                                      12.15%              12.67%             11.35%             11.38%


FINANCIAL POSITION                                      JUNE 30, 2003   DECEMBER 31, 2002

Working capital                                            $   97,048          $  100,330
Total assets                                                1,086,607           1,107,367
Total debt                                                    768,064             763,899
Shareholders' equity                                           62,017              42,768


* See Appendix 2 in the Supplemental Information to the Press Release for the definition of EBITDA, reconciliation to net income and the reasons why EBITDA is a relevant non-GAAP financial measure for Mail-Well.

                              [Mail-Well logo]


               Supplemental Information to the Press Release


                        For the Second Quarter Ended
                                June 30, 2003



                           Released August 4, 2003

[Mail-Well logo]
------------------------------------------------------------------------------
Second quarter ended June 30, 2003
                                                                        Page


Financial and Operational Summary and Recent Developments                 1
------------------------------------------------------------------------------

Consolidated Balance Sheets                                               3
------------------------------------------------------------------------------

Consolidated Statements of Operations                                     4
------------------------------------------------------------------------------

Consolidated Cash Flow Statements                                         5
------------------------------------------------------------------------------

Segment Results                                                           6
------------------------------------------------------------------------------

Appendix 1 - Impacts of Divestitures and Restructuring
Activities on Ongoing Operations                                          7
------------------------------------------------------------------------------

Appendix 2 - Reconciliation of Net Income to EBITDA                       8
------------------------------------------------------------------------------

Certification of Financial Statements                                    10
------------------------------------------------------------------------------

Financial and Operational Summary and Recent Developments
------------------------------------------------------------------------------
Three Months Ended June 30, 2003

Financial and Operational Summary
---------------------------------

CONSOLIDATED RESULTS: Excluding results of operations that have been sold and restructuring, impairments and other charges, ongoing consolidated sales increased $8.0 million in the second quarter and ongoing operating income increased $3.9 million compared to the same periods in 2002.

ENVELOPE: Ongoing sales were $6.9 million lower in the second quarter of 2003 compared to the second quarter of 2002. Approximately 71% of this revenue decline in the second quarter was due to a decline in units shipped and the remaining 29% was due to lower average selling prices. Ongoing operating income for the second quarter was $4.0 million below results in 2002. This was due to primarily to lower margins resulting from lower average selling prices.

COMMERCIAL PRINTING: Ongoing sales were $16.7 million higher in the second quarter of 2003 than in the second quarter of 2002 primarily due to the acquisition of the in-house printing and fulfillment operations of American Express Company in August 2002. Ongoing operating income improved $9.6 million in the second quarter of 2003 over the loss recorded in the second quarter of 2002. The improvement in operating income was attributed primarily to an acquisition, operating improvements made during 2002 and savings that have resulted from the restructuring actions taken during the second half of 2002.

PRINTED OFFICE PRODUCTS: Sales decreased $1.7 million and ongoing operating income decreased $0.6 million in the second quarter of 2003 compared to the second quarter of 2002 primarily due to lower sales of multiply traditional business forms and competitive pricing pressures. We believe these sales declines are consistent with sales declines in the industry. Our specialty products are growing and sales of our label products are comparable to sales in the prior year.

TOTAL CUSTOMER SOLUTIONS: This is a strategic focus to align the capabilities of our three operating segments to better service our customer needs. By offering envelopes, commercial printing and other printed office products to all of our customers we expect significant increases in revenues. Sales increased $5.3 million in the second quarter and $12.0 million year-to-date as a result of this focus.

DEBT: Financial Accounting Standards Board Interpretation No. 46,
Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51 was implemented in the second quarter. This resulted in the addition of $16.5 million of debt to the balance sheet as of June 30, 2003. Cash flow used to reduce debt in the quarter was approximately $27 million.

CAPITAL EXPENDITURES: During the six-month period ended June 30, 2003, capital expenditures were $13.0 million as compared to $21.4 million during the same period last year.

AVAILABILITY: Credit available under our credit facility was $123.2 million at the end of second quarter 2003.

Financial and Operational Summary and Recent Developments
------------------------------------------------------------------------------

RECENT DEVELOPMENTS
-------------------

o The National Do Not Call Registry, jointly administered by the Federal Trade Commission and the Federal Communications Commission, is expected to reduce telemarketing calls by 25% - 50%, according to a spokesman for the Direct Marketing Association. The fall-out from the reduction in telemarketing activity is expected to include an increase in direct mail usage. Companies currently exempt from this legislation are shifting major dollars from their telemarketing budget into direct mail right now to avoid further consumer backlash.

o Completed a multi-million dollar project with Chrysler in the quarter using new 3D digital imaging software (Mail-Well is the first and only printer to use this digital imaging technology in the automotive industry).

o Print Solutions Magazine named Printed Office Products the Number One Manufacturer to Resellers of Printed Office Products.

NEW EQUIPMENT INSTALLATIONS:

o Commercial Print installed three new Hewlett Packard Indigo Digital presses in Philadelphia, Pennsylvania, Toledo, Ohio and Houston, Texas during the quarter.

o Commercial Print installed a new Six Color Man Roland Press in Englewood, Colorado during the quarter.

o Printed Office Products installed an eleven color label press in New Albany, Indiana during the quarter.

CONSOLIDATED BALANCE SHEETS

Mail-Well, Inc. and subsidiaries
(in thousands)
                                                                                       JUNE 30           DECEMBER 31
                                                                                        2003                2002
                                                                                     (UNAUDITED)
Assets
Current assets:
   Cash and cash equivalents                                                         $      746          $    2,650
   Accounts receivable, net                                                             200,013             219,924
   Inventories, net                                                                     101,486             103,533
   Net assets held for sale                                                                   -               4,492
   Other current assets                                                                  31,795              45,762
--------------------------------------------------------------------------------------------------------------------
       Total current assets                                                             334,040             376,361
--------------------------------------------------------------------------------------------------------------------

 Property, plant and equipment, net                                                     396,489             379,624
 Goodwill                                                                               298,014             290,361
 Other intangible assets, net                                                            17,723              18,586
 Other assets, net                                                                       40,341              42,435
--------------------------------------------------------------------------------------------------------------------
 TOTAL ASSETS                                                                        $1,086,607          $1,107,367
--------------------------------------------------------------------------------------------------------------------

 Liabilities and shareholders' equity
 Current liabilities:
   Accounts payable                                                                  $  123,028          $  151,930
   Accrued compensation and related liabilities                                          49,095              53,292
   Other current liabilities                                                             62,050              67,848
   Current maturities of long-term debt                                                   2,819               2,961
--------------------------------------------------------------------------------------------------------------------
        Total current liabilities                                                       236,992             276,031
--------------------------------------------------------------------------------------------------------------------

 Long-term debt                                                                         765,245             760,938
 Deferred income taxes                                                                    5,245              10,336
 Other liabilities                                                                       17,108              17,294
--------------------------------------------------------------------------------------------------------------------
 Total liabilities                                                                    1,024,590           1,064,599
--------------------------------------------------------------------------------------------------------------------

 Shareholders' equity:
   Common Stock                                                                             484                 483
   Paid in capital                                                                      213,988             213,826
   Retained deficit                                                                    (155,034)           (155,481)
   Deferred compensation                                                                 (2,319)             (2,471)
   Accumulated other comprehensive income (loss)                                          4,898             (13,589)
--------------------------------------------------------------------------------------------------------------------
 Total shareholders' equity                                                              62,017              42,768
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                          $1,086,607          $1,107,367
--------------------------------------------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF OPERATIONS

Mail-Well, Inc. and subsidiaries
(in thousands, except per share data)
(unaudited)
                                                                   THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                                        JUNE 30                              JUNE 30
                                                                2003              2002                2003              2002
Net sales                                                     $407,826          $420,967           $835,146          $ 864,449
Cost of sales                                                  328,917           342,129            672,350            697,582
-------------------------------------------------------------------------------------------------------------------------------
   Gross profit                                                 78,909            78,838            162,796            166,867
-------------------------------------------------------------------------------------------------------------------------------

Operating expenses:
  Selling and administrative expenses                           62,747            69,048            126,226            137,239
  Amortization                                                     418               514                863              1,016
  Loss on early extinguishment of debt                               -             8,718                  -             16,463
  Impairment loss on assets held for sale                            -             8,871                  -              8,871
  Impairment loss on former discontinued operation                   -            10,407                  -             10,407
  Restructure                                                      119             9,273                804             23,800
-------------------------------------------------------------------------------------------------------------------------------
  Operating income (loss)                                       15,625           (27,993)            34,903            (30,929)
-------------------------------------------------------------------------------------------------------------------------------

Other expense:
  Interest expense                                              18,119            18,973             36,333             33,878
  Other                                                            355                45                487                337
-------------------------------------------------------------------------------------------------------------------------------

Loss from continuing operations before income taxes and
 cumulative effect of a change in accounting principle          (2,849)          (47,011)            (1,917)           (65,144)
Benefit for income taxes                                        (1,168)           (8,942)              (767)           (13,466)
-------------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations before cumulative effect
 of a change in accounting principle                            (1,681)          (38,069)            (1,150)           (51,678)

Loss (gain) on disposal of discontinued operations                 581               153             (1,919)             8,152
Cumulative effect of a change in accounting principle                -                 -                322            111,748
-------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                             $ (2,262)         $(38,222)          $    447          $(171,578)
-------------------------------------------------------------------------------------------------------------------------------

Income (loss) per share - basic and diluted:

  Continuing operations                                       $  (0.04)         $  (0.80)          $  (0.02)         $   (1.08)
  Discontinued operations                                        (0.01)                -               0.04              (0.17)
  Cumulative effect of a change in accounting principle              -                 -              (0.01)             (2.35)
-------------------------------------------------------------------------------------------------------------------------------
    Income (loss) per share - basic and diluted               $  (0.05)         $  (0.80)          $   0.01          $   (3.60)
-------------------------------------------------------------------------------------------------------------------------------

Weighted average shares - basic                                 47,679            47,668             47,672             47,663
Weighted average shares - diluted                               47,679            47,668             48,207             47,663

CONSOLIDATED CASH FLOW STATEMENTS

Mail-Well, Inc. and subsidiaries
(in thousands)
(unaudited)
                                                                                            SIX MONTHS ENDED
                                                                                                 JUNE 30
                                                                                          2003               2002

Cash flows from operating activities:
  Income (loss) from continuing operations                                             $  (1,150)         $ (51,678)
  Adjustments to reconcile net loss to cash provided by operating activities:
    Depreciation                                                                          23,347             23,021
    Amortization                                                                           2,815              4,060
    Restructuring and other one time charges                                                   -             30,257
    Deferred income tax expense (benefit)                                                 (6,270)           (10,404)
    Loss (gain) on disposal of assets                                                        581                535
    Other noncash charges, net                                                               846                 69
  Changes in operating assets and liabilities, excluding effects of business sold:
    Accounts receivables                                                                  26,150             33,112
    Inventories                                                                            4,070              1,576
    Accounts payable and accrued compensation                                            (37,009)            (3,302)
    Accrued taxes                                                                          8,808             (7,253)
    Other working capital changes                                                         (2,634)            (6,600)
  Other, net                                                                                 605                958
---------------------------------------------------------------------------------------------------------------------
      Net cash provided by operating activities                                           20,159             14,351

Cash flows from investing activities:
  Acquisitions, net of cash acquired                                                           -             (1,021)
  Capital expenditures                                                                   (13,010)           (21,409)
  Proceeds from divestitures, net                                                          3,864             96,887
  Proceeds from sales of property, plant and equipment                                       627              6,053
---------------------------------------------------------------------------------------------------------------------
      Net cash provided by (used in) investing activities                                 (8,519)            80,510

Cash flows from financing activities:
  Proceeds from the issuance of long-term debt                                           947,205            706,288
  Proceeds from the issuance of common stock                                                  16                 18
  Repayment of long-term debt                                                           (960,947)          (629,114)
  Capitalized loan fees                                                                     (437)           (16,574)
---------------------------------------------------------------------------------------------------------------------
      Net cash provided by (used in) financing activities                                (14,163)            60,618

  Effect of exchange rate changes on cash and cash equivalents                               619               (129)
---------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                                      (1,904)           155,350
  Cash flows from discontinued operations                                                      -             (8,550)
Cash and cash equivalents at beginning of period                                           2,650                894
---------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                             $     746          $ 147,694
---------------------------------------------------------------------------------------------------------------------

SEGMENT RESULTS

Mail-Well, Inc. and subsidiaries
(in thousands)
(unaudited)
                                                                    THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                                         JUNE 30                                JUNE 30
                                                                  2003              2002                  2003             2002
Net sales:
     Commercial Printing                                       $186,652          $173,727             $384,601          $364,482
     Envelope                                                   170,831           195,168              349,902           396,143
     Printed Office Products                                     50,343            52,072              100,643           103,824
----------------------------------------------------------------------------------------------------------------------------------
          Total net sales                                      $407,826          $420,967             $835,146          $864,449
----------------------------------------------------------------------------------------------------------------------------------

Operating income:
     Commercial Printing                                       $  2,693          $ (8,062)            $  4,689          $(11,963)
     Envelope                                                    13,897            11,453               31,892            18,865
     Printed Office Products                                      4,772             5,114                8,624             8,675
     Corporate services                                          (5,737)          (36,498)             (10,302)          (46,506)
----------------------------------------------------------------------------------------------------------------------------------
          Total operating income (loss)                        $ 15,625          $(27,993)            $ 34,903          $(30,929)
----------------------------------------------------------------------------------------------------------------------------------

EBITDA (1):
     Commercial Printing                                       $  8,812          $   (930)            $ 17,378          $  2,314
     Envelope                                                    18,613            16,830               41,506            29,829
     Printed Office Products                                      6,118             6,597               11,427            11,816
     Corporate services                                          (6,231)          (10,485)             (11,685)          (15,451)
----------------------------------------------------------------------------------------------------------------------------------
          Total EBITDA                                         $ 27,312          $ 12,012             $ 58,626          $ 28,508
----------------------------------------------------------------------------------------------------------------------------------

(1) See Appendix 2 in the Supplemental Information to the Press Release for the definition of EBITDA, reconciliation to net income and the reasons why EBITDA is a relevant non-GAAP financial measure for Mail-Well.

APPENDIX 1 - REPORTED RESULTS LESS THE IMPACTS OF DIVESTITURES AND RESTRUCTURING ACTIVITIES(1)
Mail-Well, Inc. and subsidiaries

(in thousands)
(unaudited)
                                                                      THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                           JUNE 30                            JUNE 30
IMPACT ON:                                                          2003             2002               2003            2002

Net sales:
     Reported                                                     $407,826         $420,967           $835,146        $864,449
     Less divested operations:
          Filing products division - Envelope                            -          (17,483)                 -         (36,009)
          Digital graphics operations - Commercial Printing              -           (3,745)            (2,872)         (7,282)
--------------------------------------------------------------------------------------------------------------------------------
     Ongoing revenues                                             $407,826         $399,739           $832,274        $821,158
--------------------------------------------------------------------------------------------------------------------------------

Operating income:
     Reported                                                     $ 15,625         $(27,993)          $ 34,903        $(30,929)
     Less divested operations:
          Filing products division - Envelope                            -           (1,396)                 -          (3,135)
          Digital graphics operations - Commercial Printing              -             (419)              (167)           (905)
     Restructuring and other charges                                   119           13,660                804          28,187
     Impairments and write-off of deferred financing fees(2)             -           27,996                  -          35,741
--------------------------------------------------------------------------------------------------------------------------------
     Ongoing operating income                                     $ 15,744         $ 11,848           $ 35,540        $ 28,959
--------------------------------------------------------------------------------------------------------------------------------

EBITDA:
     EBITDA as defined(3)                                         $ 27,312         $ 12,012           $ 58,626        $ 28,508
     Less divested operations:
          Filing products division - Envelope                            -           (1,421)                 -          (3,139)
          Digital graphics operation - Commercial Printing               -             (292)              (323)           (447)
     Restructuring and other charges                                   119            9,273                804          23,800
--------------------------------------------------------------------------------------------------------------------------------
     Ongoing EBITDA                                               $ 27,431         $ 19,572           $ 59,107        $ 48,722
--------------------------------------------------------------------------------------------------------------------------------

(1) This schedule provides an analysis of the results of operations excluding restructuring expenses, operations divested in 2002 and 2003 and other charges that resulted primarily from our 2001 strategic plan. We believe this information is useful in understanding our operating results and the ongoing performance of our underlying businesses.

(2) Non-cash write-offs excluded from EBITDA

(3) See Appendix 2 in the Supplemental Information to the Press Release for the definition of EBITDA, reconciliation to net income and the reasons why EBITDA is a relevant non-GAAP financial measure for Mail-Well.

APPENDIX 2 - RECONCILIATION OF NET INCOME TO EBITDA(1)
FOR THE THREE MONTHS ENDED JUNE 30, 2003 AND 2002

Mail-Well, Inc. and subsidiaries
(in thousands)
(unaudited)

                                                                          FOR THE THREE MONTHS ENDED JUNE 30, 2003
                                                                                          PRINTED
                                                                COMMERCIAL                 OFFICE
                                                                 PRINTING     ENVELOPE    PRODUCTS    CORPORATE       TOTAL

Net income (loss)                                                 $2,333      $13,708      $4,764     $(23,067)      $(2,262)
Loss on disposal of discontinued operations(2)                         -            -           -          581           581
Interest                                                               -            -           -       18,119        18,119
Taxes                                                                  -            -           -       (1,168)       (1,168)
Depreciation                                                       6,321        4,683       1,316         (696)       11,624
Amortization                                                         158          222          38            -           418
------------------------------------------------------------------------------------------------------------------------------

    EBITDA                                                        $8,812      $18,613      $6,118     $ (6,231)      $27,312


                                                                           FOR THE THREE MONTHS ENDED JUNE 30, 2002
                                                                                          PRINTED
                                                                COMMERCIAL                 OFFICE
                                                                 PRINTING     ENVELOPE    PRODUCTS    CORPORATE       TOTAL

Net income (loss)                                                $(8,251)     $11,413      $5,144     $(46,528)      $(38,222)
Impairment loss on assets held for sale(2)                             -            -           -        8,871          8,871
Impairment loss on former discontinued operation(2)                    -            -           -       10,407         10,407
Loss on early extinguishment of debt(2)                                -            -           -        8,718          8,718
Loss on disposal of discontinued operations(2)                         -            -           -          153            153
Interest                                                               -            -           -       18,973         18,973
Taxes                                                                  -            -           -       (8,942)        (8,942)
Depreciation                                                       7,132        5,130       1,415       (2,137)        11,540
Amortization                                                         189          287          38            -            514
------------------------------------------------------------------------------------------------------------------------------

    EBITDA                                                       $  (930)     $16,830      $6,597     $(10,485)      $ 12,012

(1) A reconciliation of net income to earnings from continuing operations before interest, taxes, depreciation and amortization ("EBITDA") is presented above. We believe EBITDA provides useful supplemental information to investors since it excludes the impact of investing or financing transactions on our operating results.

(2) Non-cash charges excluded from EBITDA

APPENDIX 2 - RECONCILIATION OF NET INCOME TO EBITDA(1)
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002

Mail-Well, Inc. and subsidiaries
(in thousands)
(unaudited)

                                                                          FOR THE SIX MONTHS ENDED JUNE 30, 2003
                                                                                          PRINTED
                                                                COMMERCIAL                 OFFICE
                                                                 PRINTING     ENVELOPE    PRODUCTS    CORPORATE       TOTAL

Net income                                                        $ 4,181     $31,747      $ 8,629     $(44,110)     $   447
Gain from disposal of discontinued operations                           -           -            -       (1,919)      (1,919)
Cumulative effect of a change in accounting principle (2)               -           -            -          322          322
Interest                                                                -           -            -       36,333       36,333
Taxes                                                                   -           -            -         (767)        (767)
Depreciation                                                       12,852       9,316        2,723       (1,544)      23,347
Amortization                                                          345         443           75            -          863
--------------------------------------------------------------------------------------------------------------------------------

    EBITDA                                                        $17,378     $41,506      $11,427     $(11,685)     $58,626


                                                                          FOR THE SIX MONTHS ENDED JUNE 30, 2002
                                                                                          PRINTED
                                                                COMMERCIAL                 OFFICE
                                                                 PRINTING     ENVELOPE    PRODUCTS    CORPORATE        TOTAL

Net income                                                        $(123,991)  $18,909      $ 8,668    $(75,164)      $(171,578)
Impairment loss on assets held for sale(2)                                -         -            -       8,871           8,871
Impairment loss on former discontinued operation(2)                       -         -            -      10,407          10,407
Loss on early extinguishment of debt(2)                                   -         -            -      16,463          16,463
Loss on disposal of discontinued operations(2)                            -         -            -       8,152           8,152
Cumulative effect of a change in accounting principle(2)            111,748         -            -           -         111,748
Interest                                                                  -         -            -      33,878          33,878
Taxes                                                                     -         -            -     (13,466)        (13,466)
Depreciation                                                         14,160    10,378        3,071      (4,592)         23,017
Amortization                                                            397       542           77           -           1,016
--------------------------------------------------------------------------------------------------------------------------------

    EBITDA                                                        $   2,314   $29,829      $11,816    $(15,451)      $  28,508

(1) A reconciliation of net income to earnings from continuing operations before interest, taxes, depreciation and amortization ("EBITDA") is presented above. We believe EBITDA provides useful supplemental information to investors since it excludes the impact of investing or financing transactions on our operating results.

(2) Non-cash charges excluded from EBITDA

Certification of Financial Statements
------------------------------------------------------------------------------

    The following certifications will be furnished to the SEC as Exhibits to the Company's 10-Q for the period ending June 30, 2003.

                      CERTIFICATION OF PERIODIC REPORT
                      --------------------------------

I, Paul V. Reilly, chairman, president and chief executive officer of Mail-Well, Inc. (the "Company"), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 31, 2003


                                              -------------------------------
                                              Paul V. Reilly
                                              Chairman, President and CEO



                      CERTIFICATION OF PERIODIC REPORT
                      --------------------------------

I, Michel P. Salbaing, senior vice president and chief financial officer of Mail-Well, Inc. (the "Company"), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 31, 2003



                                           -------------------------------
                                           Michel P. Salbaing
                                           Senior Vice President and CFO